Exhibit 5.1

August 16, 2021

HighPeak Energy, Inc.

421 W. 3rd St., Suite 1000

Fort Worth, TX 76102

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel for HighPeak Energy, Inc., a Delaware corporation (the “Company”), in connection with the proposed offer and sale (the “Offering”) by the Company, pursuant to a prospectus forming a part of a Registration Statement on Form S-1, originally filed by the Company with the U.S. Securities and Exchange Commission on or about the date hereof (such Registration Statement, as amended on the effective date thereof, being referred to herein as the “Registration Statement”), in an underwritten public offering of up to 5,750,000 shares of common stock, par value $0.0001 per share (“common stock”), of the Company (the “Firm Securities”), including up to 750,000 shares of common stock subject to the underwriters’ option to purchase additional shares (the “Additional Securities” and, together with the Firm Securities, the “Securities”).

In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective, (ii) the Securities will be issued and sold in the manner described in the Registration Statement and the prospectus relating thereto and (iii) a definitive underwriting agreement, in substantially the form filed as an exhibit to the Registration Statement, with respect to the sale of the Securities will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

In connection with the opinion expressed herein, we have examined, among other things, (i) the Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company, (ii) the records of corporate proceedings that have occurred prior to the date hereof with respect to the Offering, (iii) the Registration Statement and (iv) the form of underwriting agreement filed as an exhibit to the Registration Statement. We have also reviewed such questions of law as we have deemed necessary or appropriate. As to matters of fact relevant to the opinion expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein. In making such examination and rendering the opinion set forth below, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, and the legal capacity of all individuals executing any of the foregoing documents.

Vinson & Elkins LLP Attorneys at Law	1001 Fannin Street, Suite 2500
Austin Dallas Dubai Houston London Los Angeles New York	Houston, TX 77002-6760
Richmond Riyadh San Francisco Tokyo Washington	Tel +1.713.758.2222 Fax +1.713.758.2346 velaw.com

Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the Securities, when issued and sold in the manner described in the Registration Statement and the prospectus relating thereto and upon payment of the consideration therefor provided for therein (not less than the par value thereof), will be duly authorized, validly issued, fully paid and nonassessable.

The foregoing opinions are limited in all respects to the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America, and we do not express any opinions as to the laws of any other jurisdiction.

The foregoing opinions are limited to the matters expressly stated herein, and no opinion is to be inferred or implied beyond the opinions expressly set forth herein. We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or any other circumstance.

We hereby consent to the statements with respect to us under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours, /s/ Vinson & Elkins L.L.P.